     As Filed with the Securities and Exchange Commission on May 30, 2001

                                                       Registration No._________

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               COST-U-LESS, INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Washington                                   91-1615590
----------------------------------       --------------------------------------
   (State or other jurisdiction           (I.R.S. employer identification no.)
 of incorporation or organization)

                            8160 304/th/ Avenue SE
                           Preston, Washington 98050
             -----------------------------------------------------
              (Address of principal executive offices) (Zip code)

                               Cost-U-Less, Inc.

                    1998 Stock Incentive Compensation Plan

                    ---------------------------------------
                           (Full title of the plan)


            J. Jeffrey Meder, President and Chief Executive Officer
                               Cost-U-Less, Inc.
                            8160 304/th/ Avenue SE
                           Preston, Washington 98050
               -------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (425) 222-5022.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

=============================================================================================================

                                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                Proposed           Proposed
    Title of                                    maximum             maximum
Securities to be        Amount to be         offering price        aggregate             Amount of
   registered           registered(1)         per share(2)       offering price      registration fee
=============================================================================================================
Common Stock,             500,000                $1.81             $905,000               $226.25
$0.001 par value

(1) Includes 500,000 shares of Common Stock issuable under the registrant's 1998 Stock Incentive Compensation Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The $1.81 price is based upon the average of the high and low prices of the Common Stock on May 25, 2001, as reported on the Nasdaq Small Cap Market.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          Cost-U-Less, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K filed April 2, 2001 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2000 (Commission File No. 0-24543);

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 15, 1999 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the registrant's Amended and Restated Bylaws provides for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington Law.

          Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 8 of the registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

          Officers and directors of the registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged `wrongful acts,' including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7.   Exemption From Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          ---------------

4.1 Restated Articles of Incorporation of Cost-U-Less, Inc. are incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1/A filed with the Securities Exchange Commission on June 5, 1998 (Registration No. 333-52459)

4.2 Amended and Restated Bylaws of Cost-U-Less, Inc. incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 12, 1998 (Registration No. 333-52459)

5.1   Opinion of Gray Cary Ware & Freidenrich LLP

23.1  Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)

23.2  Consent of Ernst & Young LLP, Independent Auditors

24.1 Power of Attorney (included in signature pages to this registration statement)


Item 9.   Undertakings
          ------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Preston, State of Washington, on this 30th day of May, 2001.


                                      COST-U-LESS, INC.





                                         /s/ J. Jeffrey Meder
                                      ------------------------------------------
                                         By: J. Jeffrey Meder
                                         President and Chief Executive Officer

                       SIGNATURES AND POWER OF ATTORNEY
                       --------------------------------

     The officers and directors of Cost-U-Less, Inc. whose signatures appear below, hereby constitute and appoint J. Jeffrey Meder and Martin P. Moore, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                          Title                          Date
----------------------------------  ------------------------------------  ---------------------

/s/ J. Jeffrey Meder
__________________________________  President, Chief Executive Officer    May 30, 2001
J. Jeffrey Meder                    and Director
                                    (Principal Executive Officer)
/s/ Martin P. Moore
__________________________________  Vice President, Finance and Chief     May 30, 2001
Martin P. Moore                     Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)

__________________________________  Director
David A. Enger

__________________________________  Director
Wayne V. Keener

/s/ Gary W. Nettles
__________________________________  Director                              May 30, 2001
Gary W. Nettles

/s/ George C. Textor
__________________________________  Director                              May 30, 2001
George C. Textor

                                 EXHIBIT INDEX
                                 -------------

4.1 Restated Articles of Incorporation of Cost-U-Less, Inc. are incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1/A filed with the Securities Exchange Commission on June 5, 1998 (Registration No. 333-52459)

4.2 Amended and Restated Bylaws of Cost-U-Less, Inc. incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 12, 1998 (Registration No. 333-52459)

5.1   Opinion of Gray Cary Ware & Freidenrich LLP

23.1  Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)

23.2  Consent of Ernst & Young LLP, Independent Auditors

24.1 Power of Attorney (included in signature pages to this registration statement)